Exhibit 10.1

FIRST AMENDMENT

TO THE

PENNYMAC MORTGAGE INVESTMENT TRUST

2009 EQUITY INCENTIVE PLAN

This First Amendment to the PennyMac Mortgage Investment Trust 2009 Equity Incentive Plan (this “Amendment”), effective as of September 26, 2017, is made and entered into by PennyMac Mortgage Investment Trust, a Maryland real estate investment trust (the “Company”). Terms used in this Amendment with initial capital letters that are not otherwise defined herein shall the meanings ascribed to such terms in the PennyMac Mortgage Investment Trust 2009 Equity Incentive Plan (the “Plan”).

RECITALS

WHEREAS, Section 9(d)(ii) of the Plan provides that the Board of Trustees of the Company (the “Board”) may amend the Plan at any time; and

WHEREAS, the Board desires to amend Section 7 of the Plan to eliminate the automatic grant for newly elected or appointed trustees.

NOW, THEREFORE, in accordance with Section 9(d)(ii) of the Plan, the Company hereby amends the Plan as follows:

1. Section 7(a) of the Plan is hereby amended by deleting it in its entirety and replacing it to read as follows:

Section 7.Initial Grant of Awards to Independent Trustees

(a)Initial Grant of Awards. Any Independent Trustee appointed or elected to the Board for the first time may be granted (under this Plan or another applicable Trust equity incentive plan) on his or her date of appointment or election such number of Restricted Share Units as may be determined by the Board in its discretion, which Restricted Share Units shall vest as provided in the Award Agreements. Unless otherwise determined by the Board at the time of payment, each Restricted Share Unit shall represent the right to receive one Share upon the date on which the restrictions applicable to such Restricted Share Unit lapse. Restricted Share Units shall be entitled to Distribution Equivalents as provided in the Award Agreements with regard to the Restricted Share Units.

2. Except as expressly amended by this Amendment, the Plan shall continue in full force and effect in accordance with the provisions thereof.

[Signature page to follow]

IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed as of the date first written above.

PENNYMAC MORTGAGE INVESTMENT TRUST

By:	/s/ Anne D. McCallion
Name:	Anne D. McCallion
Title:	Senior Managing Director and
Chief Enterprise Operations Officer